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                                    FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (date of earliest event reported): September 30, 1994



                     QUAKER STATE CORPORATION
      (exact name of registrant as specified in its charter)


                             DELAWARE
          (State or other jurisdiction of incorporation)



        1-2677                             25-0742820
- - -----------------------         -----------------------------------
(Commission File Number)        (IRS Employer Identification Number)



               255 Elm Street, Oil City, PA  16301
             (Address of Principal Executive Offices)



Registrant's Telephone Number, including area code:  814/676-7676
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Item 2. Acquisition or Disposition of Assets.

       On August 3, 1994, Quaker State entered into separate agreements to acquire Westland Oil Company, Inc. and the Specialty Oil Companies, all of Shreveport, Louisiana. Westland Oil Company, Inc. and the Specialty Oil Companies are engaged in the sale and distribution of motor oils, lubricants, greases and antifreeze, the blending, packaging, sale and distribution of private label lubricants, antifreeze and greases and the collection and transportation of used motor oil.

        The acquisition of Westland Oil Company, Inc. and the Specialty Oil Companies was completed on September 30, 1994. All of the stock of Westland Oil Company, Inc. was acquired by Quaker State from L. David Myatt, Dennis M. Myatt, Jr., Dennis M. Myatt, III, other members of the Myatt family and various trusts created for the benefit of members of the Myatt family in exchange for 4,000,000 shares of Quaker State's Capital Stock. The Specialty Oil Companies (four separate companies controlled by members of the Myatt family) were acquired by cash merger with the Specialty Oil Companies merging into a newly formed, wholly-owned subsidiary of Quaker State for $19,500,000. Quaker State also purchased certain equipment used by the acquired companies from Moon Realty, a Louisiana partnership controlled by L. David Myatt and Dennis M. Myatt, Jr. for approximately $1,500,000. The indebtedness of the acquired companies at the time of closing was approximately $42,000,000 (of which approximately $22,000,000 was satisfied by Quaker State at the time of closing). The business combination will be accounted for by the purchase method.

       The consideration in the transaction was determined under a negotiated Stock Purchase Agreement, a negotiated Agreement and Plan of Merger, and under a negotiated Agreement to Buy and Sell related to certain assets of Moon Realty. The Agreement to Buy and Sell also provides for the purchase by Quaker
State of certain real property used in the acquired companies' operations, for $9,000,000, with the purchase and sale to be completed at a later date subject to the satisfaction of certain conditions precedent.

        On September 29, 1994, L. David Myatt was elected Vice Chairman and a Director of Quaker State and President and Chief Executive Officer of its Motor Oil Division effective as of the closing and at the closing entered into an employment agreement with Quaker State. Prior to completion of the transaction, the Specialty Oil Companies were parties to distributor agreements with Quaker State under which the Specialty Oil Companies distributed Quaker State products in certain designated geographic areas. There is no other material relationship between any of the selling parties and Quaker State or any of its affiliates, directors, or officers.

       The source of the funds used for the acquisition was the proceeds of the sale of Quaker State's former subsidiary Heritage Insurance Group, Inc., which disposition was concluded on August 31, 1994 (see Quaker State's current report on Form 8-K filed on September 15, 1994).

       Certain of the assets acquired by Quaker State included equipment used in the acquired companies' businesses of blending and packaging motor oil, lubricants and antifreeze, distributing motor oil, lubricants and other products, and collecting and transporting used motor oil and oil filters. Quaker State intends to continue the use of these assets consistent with the prior use of these assets.
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 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

        Because it is impracticable to provide the required financial statements for the acquired business and pro forma financial information related to the transaction at this time, such financial statements and pro forma financial information are not included with this current report on Form 8-K. The required financial statements and pro forma financial information will be filed by an amendment to this Form 8-K as soon as practicable, but in any event not later than sixty (60) days after the due date for filing of this current report on Form 8-K.

       (c) Exhibits

              2(a) Stock Exchange Agreement by and among Quaker State Corporation and Stockholders of Westland Oil Company, Inc., dated as of August 3, 1994, with list of omitted exhibits and schedules, filed herewith.

              2(b) Agreement and Plan of Merger by and among Quaker State Corporation and the Specialty Oil Companies dated as of August 3, 1994, with list of omitted exhibits and schedules, filed herewith.

              2(c) Agreement to Buy and Sell between Quaker State
              Corporation and Moon Realty, dated as of September 30, 1994, with list of omitted exhibits, filed herewith.
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                                   Signature

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   QUAKER STATE CORPORATION
                                                         (Registrant)

Date:  October 14, 1994                        By:   /s/Herbert M. Baum
                                                  ----------------------------
                                                  Herbert M. Baum, Chairman,
                                                  President, and Chief
                                                  Executive Officer
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                            QUAKER STATE CORPORATION

                                  EXHIBIT LIST
                                  ------------

  The following exhibits are required to be filed with this current report on Form 8-K.

Exhibit No. and Document
- - ------------------------
2(a) Stock Exchange Agreement By and Among Quaker State Corporation and Stockholders of Westland Oil Company, Inc., dated as of August 3, 1994, with list of omitted exhibits and schedules, filed herewith.

2(b) Agreement and Plan of Merger By and Among Quaker State Corporation and the Specialty Oil Companies dated as of August 3, 1994, with list of omitted exhibits and schedules, filed herewith.

2(c) Agreement to Buy and Sell Between Quaker State Corporation and Moon Realty, dated as of September 30, 1994, with list of omitted exhibits, filed herewith.